UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2022

VICI Properties Inc.
VICI Properties L.P.
(Exact Name of Registrant as Specified in its Charter)

Maryland (VICI Properties Inc.) Delaware (VICI Properties L.P.)	001-38372 333-264352-01	81-4177147 35-2576503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (646)
949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
VICI Properties Inc. ☐  Emerging growth company
VICI Properties L.P. ☐  Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VICI Properties Inc.  ☐
VICI Properties L.P.  ☐

Introductory Note
As previously disclosed, on August 4, 2021, VICI Properties Inc., a Maryland corporation (the “Company”), MGM Growth Properties LLC, a Delaware limited liability company (“MGP”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (“MGP OP”), VICI Properties L.P., a Delaware limited partnership (“VICI LP”), Venus Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of VICI LP (“REIT Merger Sub”), VICI Properties OP LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“VICI OP”), and MGM Resorts International, a Delaware corporation (“MGM”), entered into a definitive Master Transaction Agreement (the “Master Transaction Agreement”). The Master Transaction Agreement provides for, on or prior to the Closing Date (as defined below), (i) the assignment by the Company of its interest in VICI LP to VICI OP, which serves as a new operating company for the Company, (ii) following the assignment transaction, the merger of MGP with and into REIT Merger Sub, with REIT Merger Sub surviving the merger (the “REIT Merger”), (iii) immediately following consummation of the REIT Merger, the distribution by REIT Merger Sub of the interests of the general partner of MGP OP to VICI LP and (iv) immediately following such distribution, the merger of REIT Merger Sub with and into MGP OP, with MGP OP surviving the merger and continuing under the name “VICI Properties 2 L.P.” (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).
The Company completed the transactions contemplated by the Master Transaction Agreement on April 29, 2022 (the “Closing Date”).

Item 1.01	Entry into a Material Definitive Agreement.
The disclosure under the Introductory Note is incorporated herein by reference.
Amended and Restated MGM Master Lease Agreement
Concurrently with the closing of the Mergers, a subsidiary of the Company entered into an amended and restated
triple-net
master lease with a subsidiary of MGM with respect to the properties that are owned by consolidated subsidiaries of the Company as a result of the Mergers (the “Amended and Restated MGM Master Lease Agreement”). The Amended and Restated MGM Master Lease Agreement has an initial term of 25 years, with three
10-year
tenant renewal options, and has an initial total annual rent of $860.0 million. Rent under the Amended and Restated MGM Master Lease Agreement will escalate at a rate of 2.0% per annum for the first 10 years and thereafter at the greater of 2.0% per annum and the annual increase in the consumer price index (“CPI”), subject to a 3.0% cap. The tenant’s obligations under the Amended and Restated MGM Master Lease Agreement are guaranteed by MGM (the “MGM Master Lease Guaranty”). Upon the closing of MGM’s pending sale of the operations of the Mirage Hotel & Casino (the “Mirage”) to Hard Rock International, the Company will enter into a new separate lease with Hard Rock International related to the land and real estate assets of the Mirage which will have initial annual base rent of $90.0 million and other economic terms substantially similar to the Amended and Restated MGM Master Lease Agreement, including a base term of 25 years with three
10-year
tenant renewal options, escalation of 2.0% per annum (with escalation of the greater of 2.0% and the annual increase in CPI, capped at 3.0%, beginning in lease year 11) and minimum capital expenditure requirements of 1.0% of annual net revenue. Upon the entry into the lease with Hard Rock International, the initial total annual rent under the Amended and Restated MGM Master Lease Agreement will be reduced by $90.0 million.
The foregoing descriptions of the Amended and Restated MGM Master Lease Agreement and the MGM Master Lease Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated MGM Master Lease Agreement and the MGM Master Lease Guaranty, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each are incorporated herein by reference.
Tax Protection Agreement
Concurrently with the closing of the Mergers, the Company entered into a tax protection agreement (the “Tax Protection Agreement”) pursuant to which the Company agreed, for a period of 15 years following the closing of the Mergers, to indemnify MGM for certain tax liabilities resulting from (1) the sale, transfer, exchange or other disposition of a property owned directly or indirectly by MGP OP immediately prior to the Closing Date during the
15-year
period following the closing of the Mergers, (2) a merger, consolidation, transfer of all assets of, or other significant transaction involving VICI OP pursuant to which the ownership interests of MGM in VICI OP are required to be exchanged in whole or in part for cash or other property, (3) the failure of VICI OP to maintain approximately $8.5 billion of nonrecourse indebtedness allocable to MGM, which amount may be reduced over time in accordance with the Tax Protection Agreement, and (4) the failure to comply with certain tax covenants that would impact the tax liabilities of MGM. In the event that the Company breaches restrictions in the Tax Protection Agreement, it will be liable for grossed-up
tax amounts associated with the income or gain recognized as a result of such breach. In addition, the BREIT JV previously entered into a tax protection agreement with MGM with respect to built-in
gain and debt maintenance related to MGM Grand Las Vegas and Mandalay Bay, which is effective through mid-2029,
and by acquiring MGP, the Company bears its 50.1% proportionate share in the BREIT JV of any indemnity under this existing agreement.
The foregoing description of the Tax Protection Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Protection Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
Operating Agreement of VICI OP
In connection with the Mergers, on the Closing Date, an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) governing VICI OP became effective. The following is a summary of the terms of the LLC Agreement and does not purport to be complete. The following summary is qualified in its entirety by reference to the full text of the LLC Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
Management of VICI OP
VICI Properties Holdco LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “Managing Member”), is the managing member of VICI OP. Pursuant to the LLC Agreement, the Managing Member will have full, complete and exclusive responsibility and discretion to manage and control VICI OP.
The LLC Agreement requires VICI OP to be operated in a manner that enables the Company to satisfy the requirements to be classified as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986 (“Code”) and to ensure that VICI OP will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.
Outside Activities of VICI OP
Subject to certain exceptions, substantially all of the assets of the Company will consist of its ownership of limited liability company units of VICI OP (the “VICI OP Units”). The Company is also permitted to own equity interests in VICI Golf LLC, a Delaware limited liability company that is the indirect owner and operator of the Company’s golf segment business, and certain other permitted assets pursuant to the LLC Agreement.
Capitalization
The LLC Agreement provides for two classes of VICI OP Units: Class A Units and LTIP Units (together, the “Units”). Class A Units are the general common class of Units (not specifically designated by the Managing Member as being of another specified class of Units). LTIP Units are a form of compensatory membership interests, described further below. Distributions with respect to the Units will generally mirror distributions with respect to shares of common stock of the Company, par value $0.01 per share (“VICI Common Stock”).
Under the LLC Agreement, the Managing Member will be authorized to cause VICI OP to issue additional Units or other membership interests in VICI OP to its members, including the Company and its affiliates, or other persons. Units or other membership interests may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of membership interests, as determined by the Managing Member, subject to Delaware law, in its sole and absolute discretion without the approval of any member, subject to limitations described below. No Unit or membership interest in VICI OP may be issued to the Managing Member, the Company or any of their subsidiaries unless:

•
VICI OP issues Units or other membership interests in connection with the grant, award or issuance of stock or other equity interests in the Company having designations, preferences and other rights such that the economic interests attributable to the newly issued stock or other equity interests in the Company are substantially similar to the designations, preferences and other rights, except voting rights, of the Units or other membership interests issued to the Company, the Managing Member or any such subsidiary; or

•
VICI OP issues the additional membership interests to all members holding membership interests in the same class or series in proportion to their respective percentage interests in that class or series.

Under the LLC Agreement, the Company is obligated to contribute (through the Managing Member) the net proceeds of any future offering of shares of VICI Common Stock as additional capital to VICI OP.
LTIP Units
LTIP Units are a special class of units of VICI OP that are structured in a manner intended to qualify as “profits interests” for federal income tax purposes. LTIP Units may be subject to vesting requirements as determined prior to grant. Generally, LTIP Units receive the same quarterly (or other period) per unit profit distributions as the outstanding Class A Units beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the “Distribution Participation Date”). Net income and net loss is allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per Class A Unit for the same period, with certain exceptions, including special allocations as provided under the LLC Agreement.
VICI OP maintains a capital account balance for each LTIP Unit as of the date of grant, and a corresponding
“Book-Up
Target,” which will generally correspond to the capital account balance of the Managing Member on a per unit basis. The
Book-Up
Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the Managing Member on a per unit basis (as provided in the LLC Agreement), and the
Book-Up
Target equals zero. VICI OP will maintain at all times a
one-to-one
correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, except as provided in the LLC Agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into Class A Units, which are then subsequently exchangeable for VICI Common Stock, as provided in the LLC Agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit the
Book-Up
Target of which has not been reduced to zero.
LTIP Units are not entitled to the redemption right described below, but any Class A Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the Class A Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.
Transferability of Units
Members may not transfer their Units without the consent of the Managing Member except in a permitted transfer, as described in the LLC Agreement. Permitted transfers include, but are not limited to, transfers to family members or trusts for the benefit of or owned by such family members; as a gift; to heirs upon death; to members or stockholders of a member that is an entity; to another member; or to a lender in a secured loan transaction.
Neither the Company nor the Managing Member generally may transfer any of their Units and the Managing Member may not withdraw as the managing member of VICI OP, except (i) in connection with a merger, consolidation or other combination with or into another person following the consummation of which the equity holders of the surviving entity are substantially identical to the Company’s stockholders, (ii) with the consent of members holding a majority of Class A Units (other than those held by the Company or its subsidiaries), (iii) transfers to any of the Company’s affiliates, or (iv) in connection with an “extraordinary transaction” as described below.
Mergers and Sales of Assets of VICI OP
The Managing Member generally will have the exclusive power to cause VICI OP to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity, subject to limitations on certain “extraordinary transactions,” defined to be a merger, consolidation or other combination with or into another person or a sale of all or substantially all of its assets.
Redemption Rights
Pursuant to the LLC Agreement, holders of Class A Units (other than the Company and its subsidiaries) generally have the right, commencing one year from the date of issuance of such Class A Units, to cause VICI OP to redeem their Class A Units in exchange for cash or, at the option of the Company, shares of VICI Common Stock on a one-for-one
basis. Members may exercise the redemption right from time to time without limitation as to frequency with respect to all or part of the Units they own, but may not exercise the redemption right for fewer than 1,000 Units at any given time or, if such member holds less than 1,000 Units, all the Units owned by such member. The number of shares of VICI Common Stock issuable upon redemption of Units may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations.
Unless VICI OP elects for the Company to assume and perform VICI OP’s obligation with respect to the Unit redemption right, as described below, a member exercising the redemption right will receive cash from VICI OP in an amount equal to the market value of VICI Common Stock for which the Units would have been redeemed if the Company had assumed and satisfied VICI OP’s obligation by paying shares of VICI Common Stock, as described below. The market value of VICI Common Stock for this purpose (assuming a market then exists) will be equal to the average of the closing trading price of VICI Common Stock on the New York Stock Exchange for the 10 trading days before the day on which the Company received the redemption notice.
VICI OP may elect for the Company to assume and perform its obligation to acquire the Units being redeemed in exchange for either cash in the amount specified above or a number of shares of VICI Common Stock equal to the number of Units offered for redemption, adjusted to take into account prior stock dividends or any subdivisions or combinations of VICI Common Stock. In such circumstances, the Managing Member will have the sole discretion to elect whether the redemption right will be satisfied by the Company in cash or shares of VICI Common Stock.
Distributions
The LLC Agreement provides that VICI OP will distribute available cash of VICI OP as the Managing Member determines in its sole and absolute discretion is appropriate for distribution to the Company and the other members in accordance with their respective percentage interests in VICI OP. The Managing Member may cause VICI OP to make distributions to the Company as necessary to enable the Company to satisfy the requirements for qualification as a REIT under the Code and avoid any federal income or excise tax liability.
Upon the liquidation of VICI OP, after payment of debts and obligations, any remaining assets of VICI OP will be distributed to the holders of the Units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series, and the balance, if any, will be distributed to the members in accordance with their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.
Senior Notes Offering
On April 29, 2022, VICI LP completed the previously announced offering of $500.0 million aggregate principal amount of 4.375% Senior Notes due 2025 (the “2025 Senior Notes”), $1.25 billion aggregate principal amount of

4.750% Senior Notes due 2028 (the “2028 Senior Notes”), $1.0 billion aggregate principal amount of 4.950% Senior Notes due 2030 (the “2030 Senior Notes”), $1.5 billion aggregate principal amount of 5.125% Senior Notes due 2032 (the “2032 Senior Notes”) and $750.0 million aggregate principal amount of 5.625% Senior Notes due 2052 (the “2052 Senior Notes” and, together with the 2025 Senior Notes, the 2028 Senior Notes, the 2030 Senior Notes and the 2032 Senior Notes, the “Senior Notes”). VICI LP used the net proceeds from the offering to fund all of the Company’s obligation to redeem a majority of VICI OP Units received by MGM or its subsidiaries in connection with the closing of the Mergers and used the remaining net proceeds to repay outstanding borrowings under its revolving credit facility.
In connection with the issuance of the Senior Notes, VICI LP entered into an Indenture, dated as of April 29, 2022 (the “Base Indenture”), between VICI LP, as issuer, and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of April 29, 2022 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Senior Notes Indenture”), between VICI LP and the Trustee.
The 2025 Senior Notes were issued at 99.955% of par value with a coupon of 4.375% per annum. The 2028 Senior Notes were issued at 99.932% of par value with a coupon of 4.750% per annum. The 2030 Senior Notes were issued at 99.771% of par value with a coupon of 4.950% per annum. The 2032 Senior Notes were issued at 99.779% of par value with a coupon of 5.125% per annum. The 2052 Senior Notes were issued at 99.379% of par value with a coupon of 5.625% per annum.
Interest on the 2025 Senior Notes, the 2032 Senior Notes and the 2052 Senior Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2022. Interest on the 2028 Senior Notes and the 2030 Senior Notes is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2022.
The 2025 Senior Notes will mature on May 15, 2025, the 2028 Senior Notes will mature on February 15, 2028, the 2030 Senior Notes will mature on February 15, 2030, the 2032 Senior Notes will mature on May 15, 2032, and the 2052 Senior Notes will mature on May 15, 2052. The Senior Notes are VICI LP’s unsecured and unsubordinated obligations and rank equally in right of payment with all of VICI LP’s existing and future unsecured and unsubordinated indebtedness.
The Senior Notes are not guaranteed by the Company. As of the issue date, the Senior Notes are not guaranteed by any subsidiary of VICI LP. However, under limited circumstances, the Senior Notes Indenture requires certain of VICI LP’s subsidiaries to guarantee the obligations under the Senior Notes in the future if, and for so long as, any such subsidiary guarantees VICI LP’s obligations under the Credit Agreement, dated as of February 8, 2022, among VICI LP, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as it may be amended from time to time.
Prior to (i) with respect to the 2025 Senior Notes, the maturity of such notes, (ii) with respect to the 2028 Senior Notes, January 15, 2028 (one month prior to the maturity date), (iii) with respect to the 2030 Senior Notes, December 15, 2029 (two months prior to the maturity date), (iv) with respect to the 2032 Senior Notes, February 15, 2032 (three months prior to the maturity date) and (v) with respect to the 2052 Senior Notes, November 15, 2051 (six months prior to the maturity date), such series of Senior Notes may be redeemed at VICI LP’s option, in whole or in part, at the applicable redemption prices specified in the Senior Notes Indenture.
In addition, on or after (i) with respect to the 2028 Senior Notes, January 15, 2028 (one month prior to the maturity date), (ii) with respect to the 2030 Senior Notes, December 15, 2029 (two months prior to the maturity date), (iii) with respect to the 2032 Senior Notes, February 15, 2032 (three months prior to the maturity date) and (iv) with respect to the 2052 Senior Notes, November 15, 2051 (six months prior to the maturity date), such series of Senior Notes may be redeemed at VICI LP’s option, in whole or in part, at any time and from time to time, at a price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The Senior Notes also benefit from a pledge of the limited partnership interests of VICI LP directly owned by VICI OP (the “Limited Equity Pledge”). The Limited Equity Pledge secures the payment and performance when due of all of the obligations of VICI LP under the Senior Notes and the Senior Notes Indenture.

The Senior Notes Indenture contains certain covenants that, among other things, limit the ability of VICI LP, subject to exceptions, to incur secured and unsecured indebtedness and to consummate a merger, consolidation or sale of all or substantially all of its assets. In addition, the Senior Notes Indenture requires VICI LP to maintain total unencumbered assets of at least 150% of total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. The Senior Notes Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Senior Notes to become due and payable.
The foregoing description is a summary of the terms of the Senior Notes Indenture and the Senior Notes and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture (including the forms of Senior Notes), copies of which are attached hereto as Exhibits 4.1 through 4.7 and incorporated herein by reference.
The offering was made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2022

(File

No. 333-264352-01) by the Company and VICI LP,
and a base prospectus, dated April 18, 2022, a related preliminary prospectus supplement filed with the SEC on April 18, 2022, and a related final prospectus supplement filed with the SEC on April 20, 2022 by VICI LP pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Exchange Offers
On April 29, 2022, VICI LP and VICI Note Co. Inc., a Delaware corporation (the “VICI
Co-Issuer”
and, together with VICI LP, the “VICI Issuers”), completed their previously announced private exchange offers to certain eligible holders (collectively, the “Exchange Offers”) for any and all outstanding (i) 5.625% Senior Notes due 2024 issued by MGP OP and MGP Finance
Co-Issuer,
Inc. (the “MGP
Co-Issuer”
and, together with the MGP OP, the “MGP Issuers”) (the “MGP 2024 Notes”) for up to an aggregate principal amount of $1,050.0 million of new 5.625% Senior Notes due 2024 issued by the VICI Issuers (the “2024 Exchange Notes”), (ii) 4.625% Senior Notes due 2025 issued by the MGP Issuers (the “MGP 2025 Notes”) for up to an aggregate principal amount of $800.0 million of new 4.625% Senior Notes due 2025 issued by the VICI Issuers (the “2025 Exchange Notes”), (iii) 4.500% Senior Notes due 2026 issued by the MGP Issuers (the “MGP 2026 Notes”) for up to an aggregate principal amount of $500.0 million of new 4.500% Senior Notes due 2026 issued by the VICI Issuers (the “2026 Exchange Notes”), (iv) 5.750% Senior Notes due 2027 issued by the MGP Issuers (the “MGP 2027 Notes”) for up to an aggregate principal amount of $750.0 million of new 5.750% Senior Notes due 2027 issued by the VICI Issuers (the “2027 Exchange Notes”), (v) 4.500% Senior Notes due 2028 issued by the MGP Issuers (the “MGP 2028 Notes”) for up to an aggregate principal amount of $350.0 million of new 4.500% Senior Notes due 2028 issued by the VICI Issuers (the “2028 Exchange Notes”) and (vi) 3.875% Senior Notes due 2029 issued by the MGP Issuers (the “MGP 2029 Notes” and, together with the MGP 2024 Notes, the MGP 2025 Notes, the MGP 2026 Notes, the MGP 2027 Notes and the MGP 2028 Notes, the “MGP Notes”) for up to an aggregate principal amount of $750.0 million of new 3.875% Senior Notes due 2029 issued by the VICI Issuers (the “2029 Exchange Notes” and, together with the 2024 Exchange Notes, the 2025 Exchange Notes, the 2026 Exchange Notes, the 2027 Exchange Notes and the 2028 Exchange Notes, the “Exchange Notes”).
Upon completion of the Exchange Offers, the VICI Issuers issued $1,024,169,000 in aggregate principal amount of 2024 Exchange Notes, $799,368,000 in aggregate principal amount of 2025 Exchange Notes, $480,524,000 in aggregate principal amount of 2026 Exchange Notes, $729,466,000 in aggregate principal amount of 2027 Exchange Notes, $349,325,000 in aggregate principal amount of 2028 Exchange Notes and $727,114,000 in aggregate principal amount of 2029 Exchange Notes pursuant to separate indentures, each dated as of April 29, 2022 (each, an “Exchange Indenture” and collectively, the “Exchange Indentures”), among the VICI Issuers and the Trustee. The remainder of the MGP Notes, representing $25,831,000 in aggregate principal amount of MGP 2024 Notes, $632,000 in aggregate principal amount of MGP 2025 Notes, $19,476,000 in aggregate principal amount of MGP 2026 Notes, $20,534,000 in aggregate principal amount of MGP 2027 Notes, $675,000 in aggregate principal amount of MGP 2028 Notes and $22,886,000 in aggregate principal amount of MGP 2029 Notes, that were not exchanged pursuant to the Exchange Offers remain obligations of VICI Properties 2 L.P., as the successor to MGP as a result of the Mergers, at the closing of the Mergers.

The 2024 Exchange Notes will accrue interest from November 1, 2021 at a rate of 5.625% per year. Interest on the 2024 Exchange Notes will be payable semi-annually in arrears on May 1 and November 1 of each year, beginning on May 1, 2022. The 2024 Exchange Notes will mature on May 1, 2024.
The 2025 Exchange Notes will accrue interest from December 15, 2021 at a rate of 4.625% per year. Interest on the 2025 Exchange Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2022. The 2025 Exchange Notes will mature on June 15, 2025.
The 2026 Exchange Notes will accrue interest from March 1, 2022 at a rate of 4.500% per year. Interest on the 2026 Exchange Notes will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2022. The 2026 Exchange Notes will mature on September 1, 2026.
The 2027 Exchange Notes will accrue interest from February 1, 2022 at a rate of 5.750% per year. Interest on the 2027 Exchange Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2022. The 2027 Exchange Notes will mature on February 1, 2027.
The 2028 Exchange Notes will accrue interest from January 15, 2022 at a rate of 4.500% per year. Interest on the 2028 Exchange Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2022. The 2028 Exchange Notes will mature on January 15, 2028.
The 2029 Exchange Notes will accrue interest from February 15, 2022 at a rate of 3.875% per year. Interest on the 2029 Exchange Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2022. The 2029 Exchange Notes will mature on February 15, 2029.
The VICI Issuers will be entitled at their option, on any one or more occasions, to redeem all or a part of any series of Exchange Notes prior to (i) February 1, 2024 (the “2024 Par Call Date”), in the case of the 2024 Exchange Notes, (ii) March 15, 2025 (the “2025 Par Call Date”), in the case of the 2025 Exchange Notes, (iii) June 1, 2026 (the “2026 Par Call Date”), in the case of the 2026 Exchange Notes, (iv) November 1, 2026 (the “2027 Par Call Date”), in the case of the 2027 Exchange Notes, (v) October 15, 2027 (the “2028 Par Call Date”), in the case of the 2028 Exchange Notes, and (vi) November 15, 2028 (the “2029 Par Call Date” and, together with the 2024 Par Call Date, the 2025 Par Call Date, the 2026 Par Call Date, the 2027 Par Call Date and the 2028 Par Call Date, the “Par Call Dates” and each, a “Par Call Date”), in the case of the 2029 Exchange Notes, in each case, at a redemption price equal to 100% of the aggregate principal amount of the applicable Exchange Notes to be redeemed, plus the Applicable Premium (as defined in the applicable Exchange Indenture) as of, and accrued and unpaid interest to, but excluding, the redemption date (subject to the rights of holders of the applicable series of Exchange Notes on any relevant record date to receive interest due on the applicable interest payment date). The VICI Issuers will be entitled at their option, on any one or more occasions, to redeem all or a part of any series of Exchange Notes on or after the applicable Par Call Date at a redemption price equal to 100% of the aggregate principal amount of the Exchange Notes being redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.
The Exchange Notes also benefit from the Limited Equity Pledge, which secures the payment and performance when due of all of the obligations of the VICI Issuers under the Exchange Notes.
The foregoing description is a summary of the terms of the Exchange Indentures and the Exchange Notes and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Exchange Indentures (including the forms of the 2024 Exchange Notes, the 2025 Exchange Notes, the 2026 Exchange Notes, the 2027 Exchange Notes, the 2028 Exchange Notes and the 2029 Exchange Notes), copies of which are attached hereto as Exhibits 4.8 through 4.19 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
Bridge Financing Commitment Letter
As a result of the consummation of the transactions pursuant to the Master Transaction Agreement described herein, the remaining commitments in respect of the Debt Commitment Letter dated as of August 4, 2021, by and among Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc. and any other lenders party thereto (the “Debt Commitment Letter”) were terminated in their entirety and the Debt Commitment Letter terminated in accordance with its terms. The Debt Commitment Letter was filed as Exhibit 10.1 to the Company’s Current Report on Form
8-K,
filed with the SEC on August 5, 2021, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The disclosure under the Introductory Note is incorporated herein by reference.
Pursuant to the Master Transaction Agreement, at the effective time of the REIT Merger, each outstanding Class A common share, no par value per share, of MGP (“MGP Common Shares”) (other than MGP Common Shares then held in treasury by MGP or owned by any of MGP’s wholly owned subsidiaries) were converted into the right to receive 1.366 (the “Exchange Ratio”) shares of VICI Common Stock, plus the right, if any, to receive cash in lieu of fractional shares of VICI Common Stock into which such MGP Common Shares would have been converted pursuant to the Master Transaction Agreement. The outstanding Class B common share, no par value per share, of MGP, which was held by MGM, was cancelled at the effective time of the REIT Merger.
Pursuant to the Master Transaction Agreement, at the effective time of the Partnership Merger, each limited partnership unit in MGP OP (other than the limited partnership units in MGP OP held by REIT Merger Sub or any subsidiary of MGP OP), all of which were held by MGM and certain of its subsidiaries, was converted into the right to receive a number of VICI OP Units equal to the Exchange Ratio. The Company redeemed a majority of VICI OP Units received by MGM in the Partnership Merger for $4,404,000,000 in cash using a portion of the proceeds from the issuance of the Senior Notes described above on the Closing Date (the “Redemption”). Following the Redemption, MGM retains approximately 12
.2
 million VICI OP Units, representing approximately 1
.3
% of the outstanding VICI OP Units.
VICI issued approximately 214.5 million shares of VICI Common Stock as consideration in the REIT Merger. Based on the closing price of VICI Common Stock on April 28, 2022, as reported on the New York Stock Exchange, the aggregate value of the consideration paid or payable to former holders of MGP Common Shares was approximately $6.6 billion.
The assertions embodied in the representations and warranties in the Master Transaction Agreement and the other agreements described herein were made only for purposes of the applicable agreements and as of the specified date (or dates) set forth therein, were made solely for the benefit of the parties to the applicable agreements, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the agreements are not necessarily characterizations of the actual state of facts about the Company or MGP at the time they were made or otherwise and should only be read in conjunction with the other information that the Company or MGP makes publicly available in reports, statements and other documents filed with the SEC. Stockholders are not third-party beneficiaries to the representations and warranties contained in agreements and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.
The foregoing description of the Master Transaction Agreement has been included to provide investors with information regarding its terms and conditions. It does not purport to be a complete description of the Master Transaction Agreement and the transactions contemplated thereby and is qualified in its entirety by reference to the full text of the Master Transaction Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form
8-K,
filed with the SEC on August 5, 2021, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.
The disclosure under “Senior Notes Offering” and “Exchange Offers” in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.
BREIT Joint Venture
Following the Mergers, the Company retained MGP’s 50.1% ownership stake in the joint venture between MGP and Blackstone Real Estate Income Trust, Inc. (“BREIT JV”), which owns the real estate assets of MGM Grand Las Vegas and Mandalay Bay (the “BREIT JV Properties”). The BREIT JV lease is a triple-net
lease with a subsidiary of MGM (the “BREIT JV Lease”) and remained unchanged. The BREIT JV Lease provides for current total annual base rent of approximately $303.8 million, of which approximately $152.2 million is attributable to MGP’s investment in the BREIT JV, and an initial term of 30 years with two
10-year
tenant renewal options. Rent under the BREIT JV Lease escalates at a rate of 2.0% per annum for the first fifteen years and thereafter at the greater of 2.0% per annum and the annual increase in CPI, subject to a 3.0% cap. The tenant’s obligations under the BREIT JV Lease are guaranteed by MGM. In connection with the BREIT JV, subsidiaries of MGP entered into a secured mortgage loan secured primarily by mortgages on the BREIT JV Properties, and the share of such debt attributable to the Company or its subsidiaries is $1,503.0 million.
Second Amended and Restated Agreement of Limited Partnership of VICI LP
On the Closing Date, VICI OP, as the limited partner, and VICI Properties GP LLC, a Delaware limited liability company, as the general partner (the “VICI LP GP”), entered into a Second Amended and Restated Agreement of Limited Partnership of VICI LP (“VICI LP Limited Partnership Agreement”) to reflect the assignment by the Company of its interest in VICI LP to VICI OP on the Closing Date. Under the VICI LP Limited Partnership Agreement, VICI LP GP manages the business and affairs of VICI LP as general partner and VICI OP will be entitled to all distributions with respect to VICI LP. The foregoing description of the VICI LP Limited Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the VICI LP Limited Partnership Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.
Press Releases
On April 28, 2022, the Company issued a press release announcing the expiration and final results of the Exchange Offers and related consent solicitations with respect to each series of MGP Notes. On April 29, 2022, the Company issued a press release announcing the closing of the transactions contemplated by the Master Transaction Agreement. Copies of the press releases are furnished hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The audited consolidated financial statements of MGP and MGP OP as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 are incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form
8-K,
filed with the SEC on April 18, 2022.
(b) Pro Forma Financial Information
The unaudited pro forma condensed combined financial statements of the Company as of and for the year ended December 31, 2021, giving effect to the Mergers, the other transactions contemplated by the Master Transaction
Agreement and certain other pending or recently closed transactions, are incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form
8-K,
filed with the SEC on April 18, 2022.

(d) Exhibits

Exhibit No.	Description

2.1*	Master Transaction Agreement, dated August 4, 2021, by and among VICI Properties Inc., MGM Growth Properties LLC, MGM Growth Properties Operating Partnership LP, Venus Sub LLC, VICI Properties L.P., VICI Properties OP LLC and MGM Resorts International (incorporated by reference to Exhibit 2.1 to VICI Properties Inc.’s Current Report on Form 8-K filed on August 5, 2021).

4.1	Indenture, dated as of April 29, 2022, between VICI Properties L.P. and UMB Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of April 29, 2022, between VICI Properties L.P. and UMB Bank, National Association, as trustee.

4.3	Form of Global Note representing the 4.375% Senior Notes due 2025 (included in Exhibit 4.2).

4.4	Form of Global Note representing the 4.750% Senior Notes due 2028 (included in Exhibit 4.2).

4.5	Form of Global Note representing the 4.950% Senior Notes due 2030 (included in Exhibit 4.2).

4.6	Form of Global Note representing the 5.125% Senior Notes due 2032 (included in Exhibit 4.2).

4.7	Form of Global Note representing the 5.625% Senior Notes due 2052 (included in Exhibit 4.2).

4.8	Indenture, dated as of April 29, 2022, relating to the 5.625% Senior Notes due 2024, between VICI Properties L.P., VICI Note Co. Inc. and UMB Bank, National Association, as trustee.

4.9	Indenture, dated as of April 29, 2022, relating to the 4.625% Senior Notes due 2025, between VICI Properties L.P., VICI Note Co. Inc. and UMB Bank, National Association, as trustee.

4.10	Indenture, dated as of April 29, 2022, relating to the 4.500% Senior Notes due 2026, between VICI Properties L.P., VICI Note Co. Inc. and UMB Bank, National Association, as trustee.

4.11	Indenture, dated as of April 29, 2022, relating to the 5.750% Senior Notes due 2027, between VICI Properties L.P., VICI Note Co. Inc. and UMB Bank, National Association, as trustee.

4.12	Indenture, dated as of April 29, 2022, relating to the 4.500% Senior Notes due 2028, between VICI Properties L.P., VICI Note Co. Inc. and UMB Bank, National Association, as trustee.

4.13	Indenture, dated as of April 29, 2022, relating to the 3.875% Senior Notes due 2029, between VICI Properties L.P., VICI Note Co. Inc. and UMB Bank, National Association, as trustee.

4.14	Form of Global Note representing the 5.625% Senior Notes due 2024 (included in Exhibit 4.8).

4.15	Form of Global Note representing the 4.625% Senior Notes due 2025 (included in Exhibit 4.9).

4.16	Form of Global Note representing the 4.500% Senior Notes due 2026 (included in Exhibit 4.10).

4.17	Form of Global Note representing the 5.750% Senior Notes due 2027 (included in Exhibit 4.11).

4.18	Form of Global Note representing the 4.500% Senior Notes due 2028 (included in Exhibit 4.12).

4.19	Form of Global Note representing the 3.875% Senior Notes due 2029 (included in Exhibit 4.13).

10.1*	Amended and Restated Master Lease, by and between MGP Lessor, LLC and MGM Lessee, LLC, dated as of April 29, 2022.

10.2	Amended and Restated Guaranty of Master Lease, by and between MGM Resorts International and MGP Lessor, LLC, dated as of April 29, 2022.

10.3*	Tax Protection Agreement, by and among VICI Properties Inc., VICI Properties OP LLC, MGM Resorts International and the other parties thereto, dated as of April 29, 2022.

10.4	Amended and Restated Limited Liability Company Agreement of VICI Properties OP LLC.

10.5	Second Amended and Restated Agreement of Limited Partnership of VICI Properties L.P.

99.1	Press Release, dated April 28, 2022, announcing the expiration, final results and settlement of the Exchange Offers and related consent solicitations with respect to each series of notes issued by MGM Growth Properties Operating Partnership LP and MGP Finance Co-Issuer, Inc.

99.2	Press Release, dated April 29, 2022, announcing the closing of the transactions contemplated by the Master Transaction Agreement.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and exhibits have been omitted from this Current Report on Form 8-K and will be furnished to the SEC supplementally upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: April 29, 2022	By:	/s/ Samantha S. Gallagher
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary

VICI PROPERTIES L.P.

Date: April 29, 2022	By:	/s/ Samantha S. Gallagher
Samantha S. Gallagher
Secretary